Exhibit 11.1  Statement regarding computation of earnings per share.

The company computes earnings per share in accordance with FAS No, 128, Earnings Per Share. For the three and six month periods ended June 30, 1999, the Company paid dividends on it's outstanding convertible preferred convertible stock.

Because the impact of these preferred dividends and assumed conversion of the preferred stock into common shares was anti-dilutive, the weighted average number of shares resulting from this "as-if" conversion have not been included in the weighted average share calculation.

The following tables represents the reconciliation of weighted average shares for purposes of calculating basic and diluted earnings per share for the three and six month periods ended June 30, 1999 and 1998.

Weighted-average shares for the three months ended June 30, 1999 is calculated as follows:


                    Dates                         Shares         Fraction          Weighted
                 Outstanding                   Outstanding      of Period        Average Shares
                 -----------                   -----------      ---------        --------------
April 1 - April 4                               26,046,701         4/91             1,144,910
Retirement of common stock on April 5              (29,229)
                                                ----------

April 5 - April 22                              26,017,472        18/91             5,146,313
Issuance of common stock on April 23                20,823
                                                ----------

April 23 - June 8                               26,038,295        47/91            13,448,350
Issuance of common stock on June 9                  10,081
                                                ----------

June 9 - June 15                                26,048,376         7/91             2,003,721
Issuance of common stock on June 16                 10,000
                                                ----------

June 16 - June 30                               26,058,376        15/91             4,295,337
                                                ----------                         ----------

Weighted average shares                                                            26,038,631
                                                                                   ==========

Weighted-average shares for the six months ended June 30, 1999 is calculated as follows:


                    Dates                              Shares               Fraction              Weighted
                 Outstanding                         Outstanding            of Period          Average Shares
                 -----------                         -----------            ---------          --------------
January 1 - January 3                                23,610,190                3/181               391,329
Retirement of common stock on January 4                (384,637)
                                                    -----------

January 4 - January 18                               23,225,553               15/181             1,924,770
Issuance of common stock on January 19                  890,000
                                                    -----------

January 19 - February 22                             24,115,553               35/181             4,663,228
Issuance of common stock on February 23                  50,130
                                                    -----------

                    Dates                              Shares               Fraction              Weighted
                 Outstanding                         Outstanding            of Period          Average Shares
                 -----------                         -----------            ---------          --------------
February 23 - March 2                                24,165,683                8/181             1,068,096
Issuance of common stock on March 3                   1,069,518
                                                    -----------

March 3 - March 18                                   25,235,201               16/181             2,230,736
Issuance of common stock on March 19                    811,500
                                                    -----------

March 19 - April 4                                   26,046,701               17/181             2,446,375
Retirement of common stock on April 5                   (29,229)
                                                    -----------

April 5 - April 22                                   26,017,472               18/181             2,587,373
Issuance of common stock on April 23                     20,823
                                                    -----------

April 23 - June 8                                    26,038,295               47/181             6,761,325
Issuance of common stock on June 9                       10,081
                                                    -----------

June 9 - June 15                                     26,048,376                7/181             1,007,396
Issuance of common stock on June 16                      10,000
                                                    -----------

June 16 - June 30                                    26,058,376               15/181             2,159,534
                                                    -----------                                 ----------

Weighted average shares                                                                         25,240,162
                                                                                                ==========

Weighted-average shares for the three months ended June 30, 1998 is calculated as follows:

                    Dates                             Shares                Fraction              Weighted
                    -----                             ------                --------              ---------
                 Outstanding                        Outstanding            of Period           Average Shares
                 -----------                        -----------            ---------           --------------
April 1 - April 2                                    20,940,583                2/91                   460,233
Retirement of common stock on April 3                   (20,833)
                                                     ----------

April 3 - May 4                                      20,919,750               32/91                 7,356,396
Issuance of common stock on May 5                     1,072,165
                                                     ----------

May 5 - June 16                                      21,991,915               43/91                10,391,784
Issuance of common stock on June 17                     878,688
                                                     ----------

June 17 - June 30                                    22,870,603               14/91                 3,518,554
                                                     ----------                                    ----------

Weighted average shares                                                                            21,726,967
                                                                                                   ==========

Weighted-average shares for the six months ended June 30, 1998 is calculated as follows:



                 Dates                             Shares         Fraction         Weighted
              Outstanding                       Outstanding      of Period      Average Shares
              -----------                       -----------      ---------      --------------
January 1 - January 29                           20,574,626        29/181          3,296,487
Issuance of common  stock on January 30             365,957
                                                -----------


                 Dates                             Shares         Fraction         Weighted
              Outstanding                       Outstanding      of Period      Average Shares
              -----------                       -----------      ---------      --------------
January 30 - April 2                              20,940,583       63/181          7,288,711
Retirement of common stock on April 3                (20,833)
                                                 -----------

April 3 - May 4                                   20,919,750       32/181          3,698,519
Issuance of common stock on May 5                  1,072,165
                                                 -----------

May 5 - June 16                                   21,991,915       43/181          5,224,599
Issuance of common stock on June 17                  878,688
                                                 -----------

June 17 - June 30                                 22,870,603       14/181          1,768,997
                                                 -----------                      ----------

Weighted average shares                                                           21,277,313
                                                                                  ==========


                                                   Three months ended June 30,       Six months ended June 30,
                                                   ---------------------------      ---------------------------
                                                      1999             1998              1999          1998
                                                   -----------      ----------        ----------    -----------
Weighted-average shares:                            26,038,631      21,726,967        25,240,163     21,277,313
Plus:  Incremental shares from assumed
          conversions of warrants and options        1,044,862       1,540,379           910,206      1,389,488
                                                 -------------    ------------        ----------    -----------


Adjusted weighted average shares                    27,083,493      23,267,346        26,150,369     22,666,801
                                                 =============    ============        ==========    ===========

Income for EPS Computation
                                                    Three months ended June 30,       Six months ended June 30,
                                                   ---------------------------        -------------------------
                                                      1999            1998               1999           1998
                                                     -----            ----               ----           ----
Net income available to common
 shareholders                                        $3,977          $1,164             $4,910          $2,006
                                                     ======          ======             ======          ======


The basic EPS computation is as follows:
                                                   Three months ended June 30,        Six months ended June 30,
                                               ----------------------------------   -----------------------------
                                                    1999             1998              1999             1998
                                                    ----             ----              ----             ----
 Income per common share - basic:
         Total                                   $      0.15     $      0.05        $      0.19     $      0.09
                                                ============    ============       ============    ============


Weighted average number of common
    shares outstanding-basic                      26,038,031      21,726,967         25,240,163      21,277,313
                                                ============    ============       ============    ============

The diluted EPS computation is as follows:

                                                     Three months ended June 30,               Six months ended June 30,
                                               ------------------------------------      ---------------------------------------
                                                    1999                 1998                   1999                  1998
                                               --------------      ----------------      ------------------      ---------------

Income per common share - diluted:

         Total                                    $      0.15           $      0.05             $      0.19          $      0.09
                                                  ===========           ===========             ===========          ===========

Weighted average number of common
    shares outstanding-diluted                     27,083,493            23,267,346              26,150,369           22,666,801
                                                 ============           ===========             ===========          ===========

The equation for computing (basic and diluted) EPS is:

          Income available to common stockholders
          ---------------------------------------
                 Weighted-average shares